UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/12/2005

Appalachian Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15571

Georgia	58-2242407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

829 Industrial Boulevard
Ellijay, Georgia 30540
(Address of Principal Executive Offices, Including Zip Code)

706-276-8000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On October 12, 2005, Appalachian Bancshares, Inc. (the "Company") closed the sale of 1,100,000 shares of its common stock at $16.00 per share in a firm commitment underwritten offering solely managed by Sandler O'Neill & Partners, L.P. The Company received net proceeds from the offering of approximately $16 million after deducting underwriting discounts and expenses. Net proceeds from the offering will be used for general corporate purposes, which may include, among other things, providing additional capital to the Company's subsidiary, Appalachian Community Bank, to support asset growth.

On September 26, 2005, the Company's application for listing its common stock on The Nasdaq National Market was approved. The Company's common stock commenced trading on Nasdaq under the symbol "APAB" on October 6, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Appalachian Bancshares, Inc.

Date: October 19, 2005.	By:	/s/ Tracy R. Newton
Tracy R. Newton
Chief Executive Officer